Exhibit 99.1

BIODEL REPORTS FIRST QUARTER FISCAL YEAR 2012 FINANCIAL RESULTS

DANBURY, Conn., February 08, 2012 /PRNewswire via COMTEX News Network/ -- Biodel Inc. (Nasdaq: BIOD) today reported financial results for the first quarter ended December 31, 2011.

Dr. Errol De Souza, president and chief executive officer of Biodel, stated:  “Based on our work last quarter, we have advanced our new ultra-rapid-acting recombinant human insulin candidates into the clinic this quarter and anticipate topline results in the second calendar quarter of 2012.  Furthermore, we are pleased that the European Medicines Agency's Committee for Orphan Medicinal Products recommended that our stabilized glucagon for the treatment of congenital hyperinsulinism be granted Orphan Medicinal Product Designation.  Our judicious utilization of resources has allowed us to make advances on multiple fronts while preserving our cash runway to the middle of 2013.”

First Quarter Financial Results

Biodel reported a net loss for the three months ended December 31, 2011 of $4.5 million, or $0.12 per share, compared to a net loss of $5.3 million, or $0.20 per share, for the same period in the prior year.

Research and development expenses were $2.4 million for the three months ended December 31, 2011, compared to $5.5 million for the same period in the prior year.  The decrease in research and development expenses was primarily due to the following: we purchased $2.4 million of recombinant human insulin active pharmaceutical ingredient in the quarter ended December 31, 2010, versus no purchases in the quarter ended December 31, 2011 as a result of renegotiating a supply agreement; we incurred a one-time $1.4 million severance charge in the quarter ended December 31, 2010, which did not recur in the quarter ended December 31, 2011.  The three months ended December 31, 2010 also included a one-time grant of $1.2 million under the Internal Revenue Service’s therapeutic discovery tax credit program.  For the three months ended December 31, 2011, personnel expenses declined by $0.4 million as a result of the reduction in force implemented in January 2011.

General and administrative expenses were $2.0 million for the three months ended December 31, 2011, compared to $2.6 million for the same period in the prior year.  The decrease in general and administrative expenses was primarily attributable to lower stock-based compensation costs.

Expenses for the three months ended December 31, 2011 and 2010 included costs of $0.8 million and $1.4 million, respectively, in stock-based compensation expense related to options granted to employees and non-employee directors.

Biodel did not recognize any revenue during the three months ended December 31, 2011 or 2010.

At December 31, 2011, Biodel had cash and cash equivalents of $35.1 million and 38.7 million shares outstanding.

Conference Call and Webcast Information

Biodel's senior management will host a conference call on February 8, 2012 beginning at 4:30 pm Eastern Time to discuss these results and provide a company update.  Live audio of the conference call will be available to investors, members of the news media and the general public by dialing +1 (877) 303-8028 (United States) or +1 (760) 536-5167 (international).  To access the call by live audio webcast, please log on to the investor section of the company's website at www.biodel.com.  An archived version of the audio webcast will be available on Biodel's website.

About Biodel Inc.

Biodel Inc. is a specialty biopharmaceutical company focused on the development and commercialization of innovative treatments for diabetes that may be safer, more effective and more convenient for patients.  We develop our product candidates by applying our proprietary formulation technologies to existing drugs in order to improve their therapeutic profiles.  For further information regarding Biodel, please visit the company's website at www.biodel.com.

Safe-Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include statements about future activities related to the clinical development plans for the company's drug candidates, including the potential timing, design and outcomes of clinical trials; and the company's ability to develop and commercialize product candidates.  Forward-looking statements represent our management's judgment regarding future events.  All statements, other than statements of historical facts, including statements regarding our strategy, future operations, future clinical trial results, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements.  The words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "projects," "should," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  The company's forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, the success of our product candidates, particularly our proprietary formulations of injectable insulin that are designed to be absorbed more rapidly than the “rapid-acting” mealtime insulin analogs presently used to treat patients with Type 1 and Type 2 diabetes; our ability to conduct pivotal clinical trials, other tests or analyses required by the U.S. Food and Drug Administration, or FDA, to secure approval to commercialize a proprietary formulation of injectable insulin; our ability to secure approval from the FDA for our product candidates under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act; the progress, timing or success of our research, development and clinical programs, including any resulting data analyses; our ability to develop and commercialize a proprietary formulation of injectable insulin that may be associated with less injection site discomfort than Linjeta™ (formerly referred to as VIAject), which is the subject of a complete response letter we received from the FDA; our ability to enter into collaboration arrangements for the commercialization of our product candidates and the success or failure of any such collaborations into which we enter, or our ability to commercialize our product candidates ourselves; our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; the degree of clinical utility of our product candidates; the ability of our major suppliers to produce our products in our final dosage form; our commercialization, marketing and manufacturing capabilities and strategies; our ability to accurately estimate anticipated operating losses, future revenues, capital requirements and our needs for additional financing; and other factors identified in our most recent report on Form 10-K for the fiscal year ended September 30, 2011.  The company disclaims any obligation to update any forward-looking statements as a result of events occurring after the date of this press release.

Biodel Inc. and Subsidiary
(A Development Stage Company)
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	September 30,	December 31,
	2011	2011
		(unaudited)
ASSETS
Current:
Cash and cash equivalents	$38,701	$35,052
Restricted cash	60	60
Taxes receivable	35	35
Other receivables	1	—
Prepaid and other assets	399	827

Total current assets	39,196	35,974
Property and equipment, net	2,253	2,059
Intellectual property, net	49	49
Long term other assets	7	—

Total assets	$41,505	$38,082

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current:
Accounts payable	$222	$151
Accrued expenses:
Clinical trial expenses	763	752
Payroll and related	1,118	1,337
Accounting and legal fees	191	205
Severance	688	643
Other	204	309
Income taxes payable	103	105

Total current liabilities	3,289	3,502

Common stock warrant liability	996	1,141
Other long term liabilities	142	—

Total liabilities	4,427	4,643
Commitments
Stockholders’ equity:
Preferred stock, $.01 par value; 50,000,000 shares authorized, 1,813,944 outstanding	18	18
Common stock, $.01 par value; 100,000,000 shares authorized; 38,647,683 and 38,709,537 issued and outstanding	386	386
Additional paid-in capital	212,020	212,882
Deficit accumulated during the development stage	(175,346)	(179,847)

Total stockholders’ equity	37,078	33,439

Total liabilities and stockholders’ equity	$41,505	$38,082

Biodel Inc. and Subsidiary
(A Development Stage Company)
Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

			December 3,
			2003
	Three months ended		(inception) to
	December 31,		December 31,
	2010	2011	2011
Revenue	$—	$—	$—

Operating expenses:
Research and development	5,505	2,353	132,482
General and administrative	2,577	2,020	58,966

Total operating expenses	8,082	4,373	191,448

Other (income) and expense:
Interest and other income	(5)	(24)	(5,590)
Interest expense	—	—	78
Adjustments to fair value of common stock warrant liability	(2,772)	145	(11,212)
Loss on settlement of debt	—	—	627

Operating loss before tax provision (benefit)	(5,305)	(4,494)	(175,351)
Tax provision (benefit)	3	7	(564)

Net loss	(5,308)	(4,501)	(174,787)
Charge for accretion of beneficial conversion rights	—	—	(603)
Deemed dividend — warrants	—	—	(4,457)

Net loss applicable to common stockholders	$(5,308)	$(4,501)	$(179,847)

Net loss per share — basic and diluted	$(0.20)	$(0.12)

Weighted average shares outstanding — basic and diluted	26,419,105	38,694,327